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Exhibit 10.1.7

EIGHTH AMENDMENT, CONSENT AND WAIVER TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT

        This EIGHTH AMENDMENT, CONSENT AND WAIVER TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of May 8, 2019 (this "Agreement"), is made by and among HALCÓN RESOURCES CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware (the "Borrower"), each of the undersigned guarantors (the "Guarantors", and together with the Borrower, the "Loan Parties"), each of the undersigned Lenders party to the Credit Agreement referenced below, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement. Unless otherwise indicated, all section references in this Agreement refer to the applicable section of the Credit Agreement.

PRELIMINARY STATEMENTS

        A.    Reference is made to that certain Amended and Restated Senior Secured Revolving Credit Agreement dated as of September 7, 2017 (as amended, restated, amended and restated, modified or otherwise supplemented prior to the date hereof, the "Credit Agreement") among the Borrower, each of the Lenders party thereto and the Administrative Agent.

        B.    The Borrower has informed the Administrative Agent and the Lenders that the Borrower anticipates defaulting on the Total Net Indebtedness Leverage Ratio Financial Covenant set forth in Section 9.01(a) of the Credit Agreement for the fiscal quarter ended March 31, 2019 (such potential default, the "Leverage Ratio Default"). Any Leverage Ratio Default will result in an Event of Default under Section 10.01(d) of the Credit Agreement.

        C.    The Borrower has requested that the Administrative Agent and the Majority Lenders waive any Default or Event of Default directly resulting from the Leverage Ratio Default, subject to the terms and conditions herein (the "Lender Waiver Request").

        D.    The Borrower has requested and the Administrative Agent and the Majority Lenders party hereto have agreed to modify certain provisions of the Credit Agreement as set forth herein.

        E.    The Administrative Agent and the Majority Lenders have agreed to the Lender Waiver Request subject to the terms and conditions herein.

        F.     In consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

        Section 1.    Amendment to the Credit Agreement.

        (a)    Amendment to Section 1.02.    The following defined terms are hereby amended or added in the appropriate alphabetical order as follows:

        "Applicable Margin" means, for any day, with respect to any ABR Loan or Eurodollar Loan or the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Percentage grid below based upon the Borrowing Base Utilization Percentage then in effect:

Level	Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans	Commitment Fee Rate
1	> 90%	3.75%	2.75%	0.50%
2	> 75% ≤ 90%	3.50%	2.50%	0.50%
3	> 50% ≤ 75%	3.25%	2.25%	0.50%
4	> 25% ≤ 50%	3.00%	2.00%	0.50%
5	≤ 25%	2.75%	1.75%	0.50%

        Each change in the Applicable Margin or Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the "Applicable Margin" and "Commitment Fee Rate" mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

        "Consolidated Cash Balance" means, at any time, (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, commercial paper and Cash Equivalents, in each case, owned by (either directly or indirectly), credited to the account of or that would otherwise be required to be reflected as an asset on the balance sheet of the Borrower and its Restricted Subsidiaries less (b) the sum of (i) any cash or Cash Equivalents earmarked to pay payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations, (ii) any cash or Cash Equivalents earmarked to pay royalty obligations, working interest obligations, suspense payments, severance taxes, or other obligations of the Borrower or any Restricted Subsidiary to third parties and for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within fifteen (15) days in order to make such payments), (iii) other amounts for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers but which have not yet been subtracted from the balance in the relevant account of the Borrower or such Restricted Subsidiary, (iv) while and to the extent refundable, any cash or Cash Equivalents of the Borrower or any Restricted Subsidiary constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (v) restricted cash or Cash Equivalents of the Borrower or any Restricted Subsidiary associated with plugging and abandonment liabilities, indemnities and other similar obligations arising in connection with acquisitions and divestures of Oil and Gas Properties, (vi) the cash proceeds of any Borrowings to the extent such amounts are expected to be used within three (3) Business Days of such Borrowing for purposes permitted by the terms of the Credit Agreement, (vii) any restricted cash or Cash Equivalents maintained for purposes of securing credit card reimbursement obligations in an amount not to exceed $100,000 at any time and (viii) any refundable deposits held by unaffiliated third parties made in connection with transactions in the ordinary course of business.

        "Eighth Amendment Effective Date" means May 8, 2019.

        (b)    Amendment to Section 3.04.    Section 3.04(c)(vi) is hereby added to read in its entirety as follows:

          (vi)    Application in Connection with Consolidated Cash Balance.    If (A) the Borrower has outstanding Borrowings or reimbursement obligations in respect of Letters of Credit that are outstanding and (B) the Consolidated Cash Balance exceeds $5,000,000 as of the close of business on Wednesday of any calendar week (or if such day is not a Business Day, then the immediately succeeding Business Day), then the Borrower shall, within two Business Days, (1) prepay the Borrowings in an aggregate principal amount equal to such excess and (2) if any excess remains after prepaying all of the Borrowings as a result of outstanding LC Exposure, pay to the Issuing Bank an amount equal to the outstanding LC Disbursements as provided in Section 2.09(e). Any failure to comply with this Section 3.04(c)(vi) shall constitute an immediate Event of Default.

        (c)    Amendment to Section 6.02.    Section 6.02(d) is hereby added to read in its entirety as follows:

          (d)   (i) The Consolidated Cash Balance immediately prior to such Borrowing and (ii) the pro forma Consolidated Cash Balance, immediately after giving effect to such Borrowing, shall not exceed $5,000,000.

        (d)    Amendment to Section 6.02.    Section 6.02(e) is hereby added to read in its entirety as follows:

          (e)   The Administrative Agent shall have been provided a budget (including projected cash flows of the Loan Parties) covering the 13-week period following the Eighth Amendment Effective Date, which shall be in form substantially consistent with similar historical reporting delivered by the Borrower to the Administrative Agent prior to the Eighth Amendment Effective Date and reasonably acceptable to the Administrative Agent (including as may be updated from time to time, the "Budget").

        (e)    Amendment to Section 8.01.    Section 8.01(u) is hereby added to read in its entirety as follows:

          (u)    Status Reports:    The Borrower and its advisors shall reasonably cooperate in good faith with the Administrative Agent and its advisors regarding potential financing alternatives and shall provide updates and reasonably detailed information regarding such potential financing alternatives and the Borrower's pursuit of various go-forward scenarios, including a potential sale of select assets and merger and acquisition options (any such alternatives or scenarios, the "Proposed Transaction"), and such other information regarding the operations, business affairs and financial condition of any Loan Party as reasonably requested by the Administrative Agent or its advisors. The Borrower agrees to deliver periodic reports via teleconference with the Administrative Agent and its advisors of such process on Thursday of every other week, beginning on May 16, 2019, or more frequently as reasonably requested by the Administrative Agent;

        (f)    Amendment to Section 8.01.    Section 8.01(v) is hereby added to read in its entirety as follows:

          (v)    Agreements with Respect to Budget and Reporting Matters.    The Borrower hereby agrees (i) to deliver, on Thursday of every other week, beginning on Thursday, May 16, 2019, an updated accounts payable aging of both the Borrower and the Restricted Subsidiaries in substantially similar form as the accounts payable agings delivered by the Borrower to the Administrative Agent prior to the Eighth Amendment Effective Date, (ii) to deliver on Thursday of every fourth (4th) week, beginning on Thursday June 13, 2019, an updated Budget, in substantially similar form as the initial Budget delivered by the Borrower to the Administrative Agent pursuant to Section 6.02(e), and (iii) that the aggregate disbursements on a cumulative basis for the four-week period ending on the Sunday immediately prior to the date of delivery of such updated Budget, beginning on June 9, 2019, will not exceed the amount set forth in the Budget by more than 20% for such four-week period. Additionally, the Borrower agrees to deliver via teleconference with the Administrative Agent and its advisors at such times and as set forth in Section 8.01(u), a reconciliation of actual weekly cash flow (including actual disbursements) to the previously delivered Budget.

        Section 2.    Waivers.

        (a)   The Borrower hereby requests, and the Administrative Agent and the Lenders signatory hereto hereby agree, the Lender Waiver Request shall remain effective from the Effective Date until the occurrence of a Termination Event (as defined below).

        (b)   For purposes of this Agreement, "Termination Event" means the earliest to occur of:

              i.  May 31, 2019, unless the bid date for a Proposed Transaction shall have occurred on or before such date;

             ii.  July 1, 2019, provided that the Termination Event shall automatically be extended to August 1, 2019, unless prior to such time Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders, in their sole and absolute discretion, do not agree to such automatic extension;

            iii.  August 1, 2019; and

            iv.  any Event of Default (other than the Leverage Ratio Default) under the Credit Agreement.

        (c)    Termination Event.    Each Loan Party acknowledges and agrees that, upon the occurrence of a Termination Event, the waiver of the Majority Lenders and the Administrative Agent set forth in Section 2(a) above shall automatically cease and be of no further force or effect (without the need for notice or any other action on the part of the Administrative Agent or the Lenders). Each Loan Party expressly acknowledges and agrees that the effect of such Termination Event will permit the Administrative Agent and the Lenders, subject to the terms of, and to the extent then permitted under, the applicable Loan Documents, to exercise all rights and remedies available under the applicable Loan Documents to the extent any Event of Default has occurred and is continuing (notwithstanding this Agreement).

        Section 3.    Conditions to Effective Date.    This Agreement shall not become effective until the date of satisfaction or waiver of the following conditions (the "Effective Date"):

        (a)   The Administrative Agent shall have received from the Loan Parties, the Administrative Agent and the Majority Lenders duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Agreement.

        (b)   After giving effect to this Agreement, all representations and warranties of the Loan Parties contained herein and in the other Loan Documents shall be true and correct in all material respects as of the Effective Date (except for those representations and warranties expressly relating to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

        (c)   The Administrative Agent shall have received, to the extent invoiced one (1) day prior to the Effective Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including but not limited to the reasonable fees and disbursements incurred by counsel and financial advisors to the Administrative Agent).

        The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

        Section 4.    Fees and Expenses.    The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders (including but not limited to the reasonable fees and disbursements incurred by counsel and financial advisors to the Administrative Agent) in connection with this Agreement and any other documents prepared in connection herewith as set forth in Section 12.03 of the Credit Agreement.

        Section 5.    Loan Document.    This Agreement is a Loan Document.

        Section 6.    RELEASE.    THE BORROWER AND EACH GUARANTOR, IN CONSIDERATION OF THE ADMINISTRATIVE AGENT'S AND THE UNDERSIGNED LENDERS' EXECUTION AND DELIVERY OF THIS AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, UNCONDITIONALLY, FREELY, VOLUNTARILY AND, AFTER CONSULTATION WITH COUNSEL AND BECOMING FULLY AND ADEQUATELY INFORMED AS TO THE RELEVANT FACTS, CIRCUMSTANCES AND CONSEQUENCES, RELEASES, WAIVES AND FOREVER DISCHARGES (AND FURTHER AGREES NOT TO ALLEGE, CLAIM OR PURSUE) ANY AND ALL CLAIMS, RIGHTS, CAUSES OF ACTION, COUNTERCLAIMS OR DEFENSES OF ANY KIND WHATSOEVER, IN CONTRACT, IN TORT, IN LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, DIRECT OR DERIVATIVE, WHICH THE BORROWER, EACH GUARANTOR OR ANY PREDECESSOR, SUCCESSOR OR ASSIGN MIGHT OTHERWISE HAVE OR MAY HAVE AGAINST

THE ADMINISTRATIVE AGENT, THE LENDERS, THEIR PRESENT OR FORMER SUBSIDIARIES AND AFFILIATES OR ANY OF THE FOREGOING'S OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR OTHER REPRESENTATIVES OR AGENTS IN EACH CASE ON ACCOUNT OF ANY CONDUCT, CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, DEMAND, COVENANT, PROMISE, INDEBTEDNESS, CLAIM, RIGHT, CAUSE OF ACTION, SUIT, DAMAGE, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND WHATSOEVER WHICH EXISTED, AROSE OR OCCURRED AT ANY TIME PRIOR TO THE EFFECTIVE DATE RELATING TO THE LOAN DOCUMENTS, THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY. THE FOREGOING RELEASE SHALL SURVIVE THE TERMINATION OF THE LOAN DOCUMENTS AND THIS AGREEMENT.

        Section 7.    Representations and Warranties; No Event of Default.    Each Loan Party represents and warrants to the Lenders that on and as of the Effective Date, after giving effect to this Agreement, (a) all of the representations and warranties of each Loan Party set forth in Article VII of the Credit Agreement and in each other Loan Document are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (b) there exists no Other Violations (as defined below) and (c) neither the execution, delivery or performance by any Loan Party of this Agreement, nor compliance by it with the terms and provisions hereof (i) will contravene in any material respect any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Instruments) upon any of the property or assets of any Loan Party or any of its Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Loan Party or any of its Restricted Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable, of any Loan Party or any of its Restricted Subsidiaries.

        Section 8.    Reaffirmation.    Each Loan Party confirms and agrees that each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by it in favor of the Administrative Agent for the benefit of the Lenders, the Issuing Bank and the other secured parties pursuant to the Loan Documents in the collateral described therein shall continue to secure the Secured Obligations as and to the extent provided in the Loan Documents.

        Section 9.    Entire Agreement.    This Agreement, the Credit Agreement, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a consent or waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or the other Loan Documents nor alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the other Loan Documents all of which are ratified and affirmed in all respects and shall continue in full force and effect.

        Section 10.    Limitation of Waivers.    The consent, waiver and agreement contained herein, shall not be a consent, waiver or agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default, as applicable, which may exist (excluding, for the avoidance of doubt, the Leverage Ratio Default) or which may occur in the future under the Credit Agreement or any other Loan Document, or any future defaults of the same provision waived hereunder (collectively, "Other Violations"). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever: (a) impair, prejudice or otherwise adversely affect the Administrative Agent's or the Lenders' right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document, as the case may be, with respect to any Other Violations, (b) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument (except as expressly provided herein), or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument, as applicable. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations.

        Section 11.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.    SECTION 12.09 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

        Section 12.    Severability.    In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, to the full extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions

        Section 13.    Counterparts.    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other means of electronic transmission (e.g., "pdf") shall be as effective as delivery of a manually signed counterpart of this Agreement.

[SIGNATURES BEGIN NEXT PAGE]

        IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BORROWER:	HALCÓN RESOURCES CORPORATION
	By:	/s/ DAVID S. ELKOURI
		Name:	David S. Elkouri
		Title:	Executive Vice President and Chief Legal Officer
GUARANTORS:	HALCÓN HOLDINGS, INC. HALCÓN RESOURCES OPERATING, INC. HALCÓN ENERGY PROPERTIES, INC. HALCÓN PERMIAN, LLC HALCÓN OPERATING CO., INC. HALCÓN FIELD SERVICES, LLC
	By:	/s/ DAVID S. ELKOURI
		Name:	David S. Elkouri
		Title:	Executive Vice President and Chief Legal Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender
By:	/s/ DARREN VANEK
	Name:	Darren Vanek
	Title:	Authorized Officer

BMO HARRIS BANK N.A. as a Lender
By:	/s/ JAMES V. DUCOTE
	Name:	James V. Ducote
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender
By:	/s/ KATHERINE SCALZO
	Name:	Katherine Scalzo
	Title:	Director

NATIXIS, NEW YORK BRANCH, as a Lender
By:	/s/ VIKRAM NATH
	Name:	Vikram Nath
	Title:	Director
By:	/s/ V. DU MARS
	Name:	V. Du Mars
	Title:	Managing Director

ROYAL BANK OF CANADA, as a Lender
By:	/s/ JAY T. SARTAIN
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender
By:	/s/ JAMIE MINIERI
	Name:	Jamie Minieri
	Title:	Authorized Signatory

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  Exhibit 10.1.7
EIGHTH AMENDMENT, CONSENT AND WAIVER TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT
PRELIMINARY STATEMENTS